VERTEX ENERGY INC. 8-K

Exhibit 10.8

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

AMENDMENT OF MASTER OFFTAKE AGREEMENT

A Master Offtake Agreement with an Effective Date of February 4, 2022, exists between Vertex Refining Alabama LLC (“Vertex Refining”), and Idemitsu Apollo Renewable Corp., (“Idemitsu”) concerning the sale and purchase of RD100 and Regulatory Credits. Vertex Refining and Idemitsu hereby enter into this Amendment of Master Offtake Agreement (“Amendment”) to change and modify the Master Offtake Agreement (“Master Agreement”) as follows:

A.	In light of recent developments, Vertex Refining and Idemitsu agree that all of Vertex Refining’s rights, interests, and obligations under the Master Agreement need to be assigned, transferred, and conveyed to Vertex Renewables Alabama LLC (“Assignee”), a Delaware limited liability company. Accordingly, as of the effective date of this Amendment, Vertex Refining assigns, transfers, and conveys to Assignee all of Vertex Refining’s rights, interests, and obligations in, under, and to the Master Agreement (the “Assignment”). Assignee accepts said Assignment, and assumes and agrees to be bound by all of the terms, conditions, and obligations in the Master Agreement as of the effective date of this Amendment. Idemitsu agrees and consents to the Assignment. Idemitsu acknowledges and agrees that as of the effective date of this Amendment, only Vertex Renewables Alabama LLC will be obligated to Idemitsu in any way with respect to the Master Agreement including, but not limited to, any obligations to sell and transfer Product and/or Regulatory Credits to Idemitsu. The Assignment shall be binding upon, and inure to the benefit of, the parties to this Amendment and each of their respective successors and assigns. In connection with the aforementioned assignment, Assignee shall cause Vertex Refining to deliver a parent guaranty to Idemitsu in the form and substance reasonably acceptable to Assignee, Vertex Refining and Idemitsu shortly following the date of this Amendment.

B.	The text of Section 4.1(a) of the Master Agreement is deleted in its entirety and replaced with the following text:

Title and Risk of Loss to Product. Title and risk of loss of Product shall pass from Vertex to Idemitsu upon delivery at the Delivery Point. As used in the Master Agreement, the term “Delivery Point” means the flange of the inbound pipeline connected to a storage tank designated for Idemitsu’s storage of Product under the Storage Agreement.

C.	The last sentence in Section 4.1(c) of the Master Agreement is deleted in its entirety and replaced with the following text:

Idemitsu shall be the exclusive offtake party for the First Delivery Volume, Phase 1 Committed Volume and the Phase 2 Committed Volume (collectively, the “Committed Volume”); however, if Idemitsu fails to purchase or accept any portion of the Committed Volume in accordance with the terms of this Master Agreement, Vertex shall have the right to sell such Product and Regulatory Credits to any third-party without any obligation or liability to Idemitsu.

D.	Section 4.8 of the Master Agreement is hereby amended by deleting “Blender’s Tax Credit” as the title to the section and replacing it with “Fuel Tax Credit” and by replacing all references to “FBTC” with “FTC”. The text of Section 4.8(a) of the Master Agreement is deleted in its entirety and replaced with the following text:

Except where Idemitsu is ineligible for the FTC because it is not the producer of Product, Idemitsu shall receive all rights to qualify for, and receive the benefits of, the FTC associated with the Product supplied to Idemitsu under this Master Agreement and Vertex shall make no claims for the FTC associated with the Product supplied to Idemitsu. Vertex shall provide Idemitsu with all necessary documentation, certifications and assistance that is necessary to evidence Vertex’s production of the Product sufficient to enable Idemitsu to qualify for all FTC for each gallon of Product that Vertex supplied to Idemitsu. If Idemitsu is unable to claim some portion of the FTC because it is not the producer of Product, then the Purchase Price shall be modified to remove that portion of the FTC from the calculation of the Purchase Price. Any and all FTC for which Idemitsu is ineligible and that Vertex receives as the producer of Product shall belong solely and exclusively to Vertex.

E.	The text of Section 7.2 of the Master Agreement is deleted in its entirety and replaced with the following text:

Quantity Measurement. The quantity of Product sold and delivered to Idemitsu shall be measured via tank strapping of the storage tank at the Delivery Point into which Product was received by Idemitsu as performed by a third party inspector in accordance with Section 7.4 and standard industry practice. The delivered quantity, as determined by the third party inspector, shall be conclusive and binding upon Vertex and Idemitsu except in cases of fraud or manifest error.

F.	The text of Section 7.4 of the Master Agreement is deleted in its entirety and replaced with the following text:

Third Party Inspector. A third party inspector shall determine the quantity of Product delivered to Idemitsu at the Delivery Point. A third party inspector shall subsequently determine the quality of the Product after delivery to Idemitsu at the Delivery Point but prior to removal of the Product from the tank into which it was delivered. The costs associated with such quantity and quality assessment shall be shared equally by the Parties.

G.	The text of Section 7.5(e) of the Master Agreement is deleted in its entirety and replaced with the following text:

Idemitsu shall purchase and receive Product and Renewable Credits in accordance with a Confirmed Order. The Parties shall mutually cooperate to coordinate a delivery schedule (the “Delivery Schedule”) for the delivery of Confirmed Orders at the Delivery Point. Subject to Force Majeure and Scheduled Maintenance, Vertex shall deliver, and Idemitsu shall receive, Confirmed Orders at the Delivery Point in accordance with the Delivery Schedule. Anything in the Master Agreement to the contrary notwithstanding, each Party acknowledges and agrees that the quantity of Product stated in a Confirmed Order will rarely, if ever, be identical to the corresponding quantity of Product that is actually delivered and received at the Delivery Point because of the nature of the facilities and equipment involved in the movement of Product from the finish tank where Product is certified to the Delivery Point; however, the quantity of Product delivered at the Delivery Point by Vertex shall never be less than ninety-nine and one-half percent (99.5%) of the Confirmed Order.

H.	The text of Section 13.1(a) of the Master Agreement is deleted in its entirety and replaced with the following text:

Provisional Invoice. Promptly following Vertex’s certification of a batch of Product as RD100, Vertex shall transmit to Idemitsu a provisional invoice for the Confirmed Order (a “Provisional Invoice”) (facsimile or electronic copies acceptable) together with all documents supporting the volume of Product in the Confirmed Order as measured in accordance with Section 7.2. The Provisional Invoice Price and any other amounts due Vertex under the subject transaction (if any) shall be used and stated in the Provisional Invoice. For purposes of the Master Agreement “Shipping Documents” shall mean: (i) for delivery by ocean going vessels, properly issued and endorsed clean, original bills of lading, and copies of certificates of quality and quantity; (ii) for domestic delivery by barge, copies of certificates of quality and quantity; (iii) for other modes of delivery including via pipeline, meter tickets, warehouse receipts, or similar title documents issued by the loading terminal or truck rack operator, and certificates of quality and quantity issued by a third party inspector.

I.	The text of Section 13.1(b) of the Master Agreement is deleted in its entirety and replaced with the following text:

Provisional Invoice Price. The provisional invoice price (the “Provisional Invoice Price”) shall consist of (i) the average mean price per gallon for Product and Regulatory Credits calculated in accordance with Schedule 2 utilizing indices and postings for the previous calendar month multiplied by the number of gallons of Product in the subject certified batch minus (ii) the provisional Logistics Cost of $[***] per gallon multiplied by the number of gallons of Product in the subject certified batch.

J.	The second sentence in Section 13.1(c) of the Master Agreement is deleted in its entirety and replaced with the following text:

In addition, the True-Up Invoice shall include a credit in Idemitsu’s favor for the cost of capital starting on the date that Vertex received Idemitsu’s provisional payment for the subject Product and Regulatory Credits and ending on the date that the subject Product was delivered to Idemitsu at the Delivery Point, calculated at the rate of Secured Overnight Financing Rate (SOFR) plus 4.00%.

K.	Exhibit A of the Master Agreement, which provides the definitions of terms used in the Master Agreement, is hereby revised by striking the definition of “Federal Blenders Tax Credit” or “FBTC” and replacing it with the following text:

“Fuel Tax Credit” or “FTC” means the tax credits, and the rights to claim such tax credits, available for producing, blending or using renewable diesel available under Applicable Law, including, but not limited to tax credits available under sections 40A, 40B, 45Z and 6426 of Title 26 of the U.S. Code

L.	Anything to the contrary in the Master Agreement as amended notwithstanding, the Specifications with respect to cloud point shall be as follows at the time of delivery of Product at the Delivery Point:

	Test Method	Specification
Cloud point, Summer °C (°F)	ASTM D2500	-4 (25) max
Cloud point, Winter °C (°F)	ASTM D2500	-7 (20) max

For purposes of the Agreement, “Summer” is defined as March 1 through August 31 and “Winter” is defined as September 1 through the last day of February for the given year. One of the following alternative test methods for cloud point may be used if and when ASTM D2500 cannot be utilized: ASTM D5771, ASTM D5772, or ASTM D5773.

M.	Schedule 1 of the Master Agreement, which sets forth the Specifications for Product, is hereby amended by deleting the following properties and their associated values and test methods: lubricity and conductivity.

N.	Schedule 2 of the Master Agreement, which defines the Purchase Price, is hereby revised by striking the first sentence of Schedule 2 and replacing it with the following text:

Idemitsu shall pay Vertex a per gallon Purchase Price for Product and Regulatory Credits delivered to and accepted by Idemitsu under the Master Agreement in an amount equal to the following: CME ULSD minus $[***] minus $[***] minus Logistics Cost plus (LCFS Credits multiplied by LCFS Credit Value) plus RIN Credit Value plus FTC Value.

O.	Schedule 2 of the Master Agreement, which defines the Purchase Price, is hereby revised by replacing all references to “FBTC Value” with “FTC Value” and by striking the definition of “FBTC Value” and replacing it with the following text:

“FTC Value” means the amount that Idemitsu is eligible to claim under the FTC with respect to Product delivered by Vertex to Idemitsu.

P.	Schedule 1 of the Master Agreement, which sets forth the Specifications for Product, is hereby amended by adding the following text as a footnote to flash point properties:

After transfer of the First Delivery Volume, Idemitsu may, by written notice to Vertex, request that Vertex make one or more batches of Product with the following flash point specification in lieu of the flash point specification in Schedule 1 of the Master Agreement: MIN 140°F. Idemitsu’s written notice must contain an offer of a specific price adder that will increase the Purchase Price for each gallon of Product to compensate Vertex for making Product with the higher flash point. Vertex shall have sole and absolute discretion as to whether to accept any such request. If Vertex delivers Product to Idemitsu that has a flash point of 140°F or higher, then Idemitsu shall pay Vertex the Purchase Price plus the applicable price adder for each delivered gallon of such Product.

Q.	Schedule 4 to the Master Agreement, the “RIN Generation and Transfer Protocol,” is hereby revised as follows:

•	The text under the header “Standardized Volumes” is hereby deleted in its entirety and replaced with the following text:

RINs will be generated and assigned to batches of renewable fuel in accordance with RFS2. In accordance with 40 C.F.R. § 80.1426(f)(8)(iii), Vertex intends to use American Petroleum Institute’s Refined Products Table 6B, as referenced in ASTM D1250, to standardize the actual volume to 60 °F; however, if RFS2 is amended so as to require a different testing method for the Product, Vertex shall utilize the required testing method.

•	The text under the header “Facility Operations” is hereby deleted in its entirety and replaced with the following text:

Any and all blending of ULSD with Product shall be performed by Idemitsu or its designee after Idemitsu has title to the Product. It is understood and agreed that Vertex will not blend any ULSD with Product while Vertex has title to the Product.

•	The text under the header “Sampling, Testing and Certification” is hereby deleted in its entirety and replaced with the following text:

Batches of RD100 will be certified and designated by Vertex in accordance with 40 C.F.R. Parts 80 and 1090 as applicable. Sampling, testing, and sample retention for each batch of RD100 will be performed by Vertex in accordance with 40 C.F.R. Parts 80 and 1090 as applicable. Vertex will provide Idemitsu with a Certificate of Analysis (“COA”) for each batch of RD100 sold to Idemitsu pursuant to the Master Agreement. Vertex will provide Idemitsu with a Certificate for Renewable Diesel (substantially similar to Schedule 5, which is attached hereto and incorporated as part of the Master Agreement) at completion of delivery of a load of Product at the Delivery Point.

•	The text under the header “RIN Generation – General” is hereby deleted in its entirety and replaced with the following text:

Vertex will generate and assign RINs in accordance with RFS2. Vertex or its representative will make entries into EMTS in accordance with RFS2, including entries to reflect transfers of RINs to Idemitsu. Idemitsu will accept valid RINs offered by Vertex in EMTS in accordance with RFS2. Until RIN generation has been approved under a quality assurance plan (QAP), each RIN generated by Vertex and assigned to Product will be identified in EMTS as “Unverified”. Once Vertex’s QAP has been approved, each RIN generated by Vertex and assigned to Product will be a “Q-RIN”.

•	The text under the header “RIN Quantity Calculations” is hereby deleted in its entirety and replaced with the following text:

Vertex will calculate the number of RINs that it generates and assigns to Product, and the number of RINs that it transfers to Idemitsu, in accordance with RFS2.

R.	The Master Agreement shall continue in force and effect except as modified by this Amendment.

S.	This Amendment shall take effect on May 30, 2023.

T.	This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed via electronic, digital, or handwritten signature. For all purposes, a copy of this Amendment as executed shall have the same force and effect as an original thereof.

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VERTEX REFINING ALABAMA LLC CORP.		IDEMITSU APOLLO RENEWABLE

By:	/s/ Benjamin P. Cowart	By:	/s/ Kenji Watanabe
	Signature		Signature

	Benjamin P. Cowart		Kenji Watanabe
	Printed Name		Printed Name

Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

Date:	May 26, 2023	Date:	May 30, 2023

VERTEX RENEWABLES ALABAMA LLC

By:	/s/ Benjamin P. Cowart
Signature

Benjamin P. Cowart
Printed Name

Title:	President and Chief Executive Officer

Date:	May 26, 2023